UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2018

INDEPENDENCE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32244	58-1407235
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 Cummings Point Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (203) 358-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2  of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) if the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.

The information set forth under this Item 2.02 (Results of Operations and Financial Condition) is intended to be furnished. Such information, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities and Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

On May 9, 2018, Independence Holding Company issued a news release announcing its 2018 First-Quarter results, a copy of which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits:

Exhibit 99.1News Release of Independence Holding Company dated May 9, 2018: Independence Holding Company Announces 59% Increase in 2018 First-Quarter Results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INDEPENDENCE HOLDING COMPANY
(Registrant)

By: Teresa A. Herbert /s/ Teresa A. Herbert Teresa A. Herbert Senior Vice President and Chief Financial Officer	Date:	May 10, 2018

EXHIBIT 99.1

INDEPENDENCE HOLDING COMPANY	CONTACT: Loan Nisser
96 CUMMINGS POINT ROAD	(646) 509-2107
STAMFORD, CONNECTICUT 06902	www.IHCGroup.com
NYSE: IHC

NEWS RELEASE

INDEPENDENCE HOLDING COMPANY ANNOUNCES 59% INCREASE

IN 2018 FIRST-QUARTER RESULTS

Stamford, Connecticut, May 9, 2018. Independence Holding Company (NYSE: IHC) today reported 2018 first-quarter results.

Financial Results

Net income attributable to IHC per share increased 59% to $.46 per share, diluted, or $6,961,000, for the three months ended March 31, 2018 compared to $.29 per share, diluted, or $4,936,000, for the three months ended March 31, 2017. The Company reported revenues of $88,304,000 for the three months ended March 31, 2018 compared to revenues for the three months ended March 31, 2017 of $71,840,000.

Chief Executive Officer’s Comments

Roy T. K. Thung, Chief Executive Officer, commented, “We are very pleased with our results for the first quarter of 2018.  Our growth in earnings is largely attributable to a substantial increase in earnings from the specialty health segment, which significantly increased sales in 2017 and the first quarter of 2018.  Given that the current administration in Washington has endorsed affordable options to expensive Obamacare-compliant major medical health insurance coverages, IHC’s products are extremely well-positioned to have accelerating sales growth in the fourth quarter of 2018 and all of 2019.  The comment period has now closed on the proposed rule extending the duration of short-term medical (“STM”) to up to 364 days, or longer, and we anticipate that the final rule will be released soon and will likely be effective by the fourth quarter of this year.  In addition, beginning January 1, 2019, there will no longer be a penalty for individuals who do not have Affordable Care Act (“ACA”) plans.  We believe that these developments and the expected continuing increases in ACA premiums will make our alternatives much more attractive as individuals compare prices and benefits when the 2019 open enrollment period begins November 1, 2018.

We are recognized for our development of medical insurance packages that provide affordable coverage alternatives for consumers who cannot afford ACA policies or need our supplemental products to cover their high deductibles.  We recently introduced Connect Plus, which is a first-of-its-kind temporary medical plan providing coverage for certain pre-existing conditions up to $25,000 to consumers who qualify, subject to a deductible and coinsurance.  Our portfolio of affordable health insurance options also includes the following “core” products: Connect Lite (STM for the budget-minded), Connect (STM for those not concerned with pre-existing condition limitations), Care Access (first dollar indemnity coverage for hospitalizations) and Fusion (Care Access coupled with a high deductible STM product which provides both first dollar coverage for hospitalizations and peace of mind for large expenditures).  We bundle our core products with well-priced ancillary coverages, including: MetalGap (affordable coverage for claims due to both accidents and critical illnesses), dental, vision, Rx discount card and telemedicine.  We believe that sales of our bundled products will accelerate once the duration of STM is extended as anticipated. In addition, we are now targeting underserved small employer groups, which are also seeking more affordable health care plans through our limited medical and gap policies.

In addition to distributing our products through the best known e-brokers and the largest health insurers, a point of emphasis for IHC is enhancing our owned or internal distribution. We have hired an experienced executive to expand our call center distribution and upgrade our lead generation capabilities through investing in www.healthedeals.com, which we view as our central platform for generating leads and sales opportunities for the call center, and creating a lead generation division through acquisition or organic growth.  We are also seeking to recruit additional HealtheDeals career advisors and have tasked one of our sales executives to focus on this effort.  Given the expected accelerated growth of our products later this year and in 2019 and our expanded lead generation, call center and advisor capabilities, we expect that a growing percentage of our sales will be produced by our owned distribution channels, which builds significant value for IHC. For all of the foregoing reasons, we are very optimistic as to the growth and profitability of our specialty health segment.”

Mr. Thung added, “We have also further invested in our New York statutory disability (DBL) line of business, which has begun to experience significant growth as a result of New York’s enactment of a paid family leave (PFL) rider.  We also are confident that both Madison National Life’s group life and disability business and Independence American’s pet insurance line of business will grow profitably. Our book value is $29.17 per share at March 31, 2018 compared to $28.98 per share at December 31, 2017. We have increased our dividend in each of the last four years, and announced a 50% increase to $.30 per share annually beginning with our next semi-annual dividend. In the first quarter of 2018, we repurchased 95,263 shares at an average cost of $27.73 per share or $2.6 million. Subsequent to March 31, the Company has repurchased an additional 8,200 shares at an average cost of $35.08 per share.  Our overall investment portfolio continues to be very highly rated (on average, AA) and has an effective duration of approximately four years. Finally, IHC has a substantial amount of free cash at the corporate level and excess capital in our insurance companies, which will readily support our expected growth and investments in distribution.”

About The IHC Group

Independence Holding Company (NYSE: IHC), formed in 1980, is a holding company that is principally engaged in underwriting, administering and/or distributing group and individual specialty benefit products, including disability, supplemental health, pet, and group life insurance through its subsidiaries.  The IHC Group owns three insurance companies (Standard Security Life Insurance Company of New York, Madison National Life Insurance Company, Inc. and Independence American Insurance Company), and IHC Specialty Benefits, Inc., a technology-driven full-service marketing and distribution company that focuses on small employer and individual consumer products through general agents, telebrokerage, advisor centers, private label arrangements, and through the following brands: www.HealtheDeals.com; Health eDeals Advisors; Aspira A Mas; www.PetPartners.com; and www.PetPlace.com.  IHC creates value for insurance producers, carriers and consumers (both individuals and small businesses) through a suite of proprietary tools and products, all of which are underwritten by IHC’s carriers or placed with highly rated insurance companies.

Forward-looking Statements

Certain statements and information contained in this release may be considered “forward-looking statements,” such as statements relating to management's views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which IHC operates, new federal or state governmental regulation, IHC’s ability to effectively operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in IHC’s other news releases and filings with the Securities and Exchange Commission. IHC expressly disclaims any duty to update its forward-looking statements unless required by applicable law.

INDEPENDENCE HOLDING COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

March 31, 2018

(In Thousands, Except Per Share Data)

	Three Months Ended
	March 31,
	2018	2017
REVENUES:
Premiums earned	$79,492	$62,941
Net investment income	3,186	3,911
Fee income	5,211	3,225
Other income	344	1,591
Net investment gains	71	172
	88,304	71,840

EXPENSES:
Insurance benefits, claims and reserves	35,907	32,211
Selling, general and administrative expenses	43,343	32,082

	79,250	64,293

Income before income taxes	9,054	7,547
Income taxes	2,006	2,538

Net income	7,048	5,009
(Income) from noncontrolling interests	(87)	(73)

NET INCOME ATTRIBUTABLE TO IHC	$6,961	$4,936

Basic income per common share	$.47	$.30

WEIGHTED AVERAGE SHARES OUTSTANDING	14,832	16,701

Diluted income per common share	$.46	$.29

WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING	15,074	16,978

As of May 3, 2018, there were 14,795,049 common shares outstanding, net of treasury shares.

INDEPENDENCE HOLDING COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share Data)

	March 31,	December 31,
	2018	2017

ASSETS:
Investments:
Short-term investments	$50	$50
Securities purchased under agreements to resell	9,597	10,269
Fixed maturities, available-for-sale	443,190	441,912
Equity securities, available-for-sale	6,019	6,120
Other investments	18,033	18,547
Total investments	476,889	476,898

Cash and cash equivalents	19,897	26,465
Due and unpaid premiums	32,013	21,950
Due from reinsurers	374,358	380,593
Goodwill	50,697	50,697
Other assets	86,387	84,020

TOTAL ASSETS	$1,040,241	$1,040,623

LIABILITIES AND STOCKHOLDERS’ EQUITY:
LIABILITIES:
Policy benefits and claims	$165,923	$168,683
Future policy benefits	212,174	214,766
Funds on deposit	143,802	143,537
Unearned premiums	15,678	6,666
Other policyholders' funds	10,314	10,402
Due to reinsurers	2,159	3,808
Accounts payable, accruals and other liabilities	53,629	56,453

TOTAL LIABILITIES	603,679	604,315

Commitments and contingencies
Redeemable noncontrolling interest	2,148	2,065

STOCKHOLDERS’ EQUITY:
Preferred stock (none issued)	-	-
Common stock	18,625	18,625
Paid-in capital	124,774	124,538
Accumulated other comprehensive loss	(8,985)	(4,598)
Treasury stock, at cost	(65,996)	(63,404)
Retained earnings	363,378	356,383

TOTAL IHC STOCKHOLDERS’ EQUITY	431,796	431,544
NONREDEEMABLE NONCONTROLLING INTERESTS	2,618	2,699

TOTAL EQUITY	434,414	434,243

TOTAL LIABILITIES AND EQUITY	$1,040,241	$1,040,623